UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under Rule 14a-12

MEDALIST DIVERSIFIED REIT, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Medalist Diversified REIT, Inc.
Proxy Statement and
Notice of Annual Meeting of Stockholders
To Be Held September 16, 2021
Dear Stockholder:
On September 16, 2021, we will hold an annual meeting of stockholders to be held at 1051 E. Cary Street, Suite 601, James Center Three, Richmond, Virginia 23219, our principal executive office, and via conference telephone at 800-511-7985; passcode 6294016. The meeting will begin at 10:00 AM EDT. Directions to the meeting can be obtained by calling 804-344-4445.
We are holding this meeting to:
1.
Elect five directors to hold office for one-year terms expiring in 2021.
The Board of Directors recommends a vote FOR each nominee.

2.
Ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

3.
Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your board of directors has selected June 25, 2021, as the record date for determining stockholders entitled to vote at the meeting.
This proxy statement and proxy card is being mailed to you on or about July 2, 2021.
Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders can submit their votes by proxy by mailing the enclosed proxy card.
YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
By Order of the Board of Directors
/s/ Thomas E. Messier

Thomas E. Messier, Secretary

1051 E. Cary Street, Suite 601
James Center Three
Richmond, VA, 23219
2021 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Medalist Diversified REIT, Inc. is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). We will hold the Annual Meeting at our corporate office, located at 1051 E. Cary Street, Suite 601, James Center Three, Richmond, VA, 23219, on September 16, 2021 at 10:00 a.m. Eastern Daylight Savings Time, and any postponements, continuations or adjournments thereof. We are providing this Proxy Statement and the enclosed proxy card to our stockholders commencing on or about July 2, 2021.
Unless the context otherwise requires or indicates, references in this prospectus to “us,” “we,” “our” or “our Company” refer to Medalist Diversified REIT, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Medalist Diversified Holdings, L.P., a Delaware limited partnership, which we refer to as our “operating partnership.” We refer to Medalist Fund Manager, Inc., a Virginia corporation, as our “Manager.”
ABOUT THE PROXY STATEMENT
What is the purpose of the Annual Meeting?
At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
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Election of five directors nominated by our Board of Directors (our “Board of Directors”) and listed in this Proxy Statement to serve until the annual meeting of stockholders in 2022 and until their successors are elected and qualify;

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Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for 2021; and

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Such other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

We completed our initial public offering (our “IPO”) in November 2018, and we qualify as an “emerging growth company” as defined in Section 3(a)(80) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, under Schedule 14A of the Exchange Act, we qualify for certain scaled executive compensation requirements applicable to emerging growth companies.
What is a proxy?
A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Thomas E. Messier, our Chief Executive Officer, as your proxy, and you are giving him permission to vote your shares of common stock at the Annual Meeting. The appointed proxy will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, he will vote FOR each of the matters presented to the stockholders at the Annual Meeting. With respect to any other proposals to be voted upon, he will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in his discretion. If you do not submit your proxy, he will not vote your shares of common stock. This is why it is important for you to return the proxy card to us as soon as possible whether or not you plan on attending the meeting.

Will our Manager be present at the Annual Meeting?
Officers of our Manager will be present at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Owners of record of shares of our common stock at the close of business on June 25, 2021, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of, and vote at, the Annual Meeting.
If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record.
What are the voting rights of stockholders?
Each share of our common stock is entitled to one vote. There is no cumulative voting.
How many shares are outstanding?
At the close of business on the Record Date, there were 16,052,617 shares of our common stock issued and outstanding. There are no other shares of stock that are entitled to vote at the Annual Meeting.
What constitutes a quorum?
Stockholders holding a majority of the outstanding shares must be present at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes, abstentions and broker non-votes count for purposes of determining whether a quorum is present.
What is the difference between a “stockholder of record” and a “street name” holder?
These terms describe how your shares are held. If your shares are registered directly in your name with V Stock Transfer LLC (“V Stock”), our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.
If you are a “street name” holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person; however, in order to vote your shares in person, you must provide us with a legal proxy from your bank, broker or other stockholder of record.
How do I vote?
If you are a registered stockholder of record, meaning that your shares are registered in your name, you have four voting options. You may vote:
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over the Internet at the web address noted on the proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);

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by email, by emailing your signed proxy card to vote@vstocktransfer.com;

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by signing and dating your proxy card and mailing it in the prepaid, preaddressed envelope enclosed therewith;

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by fax, by faxing your signed proxy card to 646-536-3179; or

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by attending the Annual Meeting and voting in person.

Can I vote my shares in person at the Annual Meeting?
If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

What do I need to do to attend the Annual Meeting in person?
Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting in person. If you wish to attend the Annual Meeting and vote in person, you may contact us at 804-344-4445. Only stockholders who owned our common stock as of the close of business on June 25, 2021 are entitled to attend the Annual Meeting.
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If your shares are registered in your name and you owned our common stock as of the close of business on June 25, 2021, you only need to provide some form of government-issued photo identification for admission.

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If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the Annual Meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on June 25, 2021.

What does it mean if I receive more than one proxy card?
It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each proxy card you received. Please vote all of the shares you own.
Can I change my vote after I have mailed in my proxy card?
You may revoke your proxy by doing one of the following:
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by sending a written notice of revocation to our Secretary at 1051 E. Cary Street, Suite 601, James Center Three, Richmond, VA, 23219 so it is received prior to the Annual Meeting, stating that you revoke your proxy;

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by signing a later-dated proxy card and submitting it so it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card; or

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by attending the Annual Meeting and voting your shares in person.

How may I vote for each proposal?
Proposal 1 —
You may vote for, against or abstain from voting for each individual nominee.

Proposal 2 —
You may vote for, against or abstain from voting to ratify the appointment of Cherry Bekaert LLP as our independent registered public accountants for 2021.

What are the Board of Director’s recommendations on how I should vote my shares?
Proposal 1 —
For all of the nominees for election as director.

Proposal 2 —
For the proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for 2021.

Assuming a quorum is present at the Annual Meeting, what vote is required to approve each item?
Proposal Number	Subject	Vote Required	Impact of Withhold and Abstain Votes and Broker Non-Votes, if any
1	Election of directors	Each director will be elected by a plurality of the votes cast. This means that the five nominees receiving the greatest number of “FOR” votes will be elected as directors, even if the number of votes received is less than a majority of the votes present at the Annual Meeting.	Withhold votes and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote, but will be considered “present” for the purpose of determining a quorum.
2	Ratification of appointment of independent auditors	A majority of the votes cast.	Abstentions and any broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote, but will be considered “present” for the purpose of determining a quorum.
None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our Charter.
What if I authorize a proxy without specifying a choice on any given matter at the Annual Meeting?
If you are a stockholder of record as of the Record Date and you authorize a proxy (whether by Internet, mail or otherwise) without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board of Director’s recommendation on that matter. If you are a stockholder of record as of the Record Date and you fail to authorize a proxy or vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.
What if I hold my shares through a broker, bank or other nominee?
If you hold your shares through a broker, bank or other nominee, under the rules of the Nasdaq Capital Market, your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a particular matter because the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, shares for which a properly-executed broker non-vote is delivered will be counted as present for purposes of determining whether a quorum is present.
If you hold your shares in a brokerage account, then, under the Nasdaq Capital Market rules, with respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you provided a quorum is otherwise present, broker non-votes will have no effect on the election of directors. With respect to Proposal No. 2 (Ratification of Independent Auditors), your broker is entitled to vote your shares on this matter if no instructions are received from you.
Because an abstention is not a vote cast, if you instruct your proxy or broker to “abstain” on any matter, it will have no effect on the vote on any of the matters to be considered at the Annual Meeting. However, your shares will still be counted as present for purposes of determining whether a quorum is present.

What if I return my proxy card but do not provide voting instructions?
If you return a signed proxy card but do not provide voting instructions, your shares will be voted as follows:
Proposal 1 —
For all of the nominees for election as director.

Proposal 2 —
For the proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for 2021.

What happens if additional matters are presented at the Annual Meeting?
We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the Annual Meeting. If other matters requiring a vote do arise, the person named as proxy will have the discretion to vote on those matters for you.
Is a list of stockholders available?
The names of stockholders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting. Additionally, this list can be viewed between the hours of 9:00 a.m. and 5:00 p.m., Eastern Daylight Savings Time, at our principal executive offices at 1051 E. Cary Street, Suite 601, James Center Three, Richmond, VA, 23219. Please contact our Secretary to make arrangements.
Who will count the votes?
A representative of V Stock will act as the inspector of election and will tabulate votes.
Who pays the cost of this proxy solicitation?
We will pay all of the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.
How do I submit a stockholder proposal for inclusion in the proxy materials for next year’s annual meeting, and what is the deadline for submitting a proposal?
In order for a stockholder proposal to be properly submitted for presentation at our annual meeting of stockholders in 2022 and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices no earlier than April 19, 2022 and no later than May 19, 2022. However, if we hold our 2022 annual meeting before August 16, 2022 or after October 16, 2022, stockholders must submit proposals (a) no earlier than 150 days prior to the 2022 annual meeting date, and (b) no later than the later of (i) 120 days prior to the 2022 annual meeting date or (ii) ten (10) days after public announcement of the 2022 annual meeting date. All proposals must contain the information specified in, and otherwise comply with, our Bylaws. Proposals should be sent via registered, certified or express mail to: 1051 E. Cary Street, Suite 601, James Center Three, Richmond, VA, 23219, Attention: Thomas E. Messier, Secretary.
If I share my residence with another stockholder, how many copies of the 2020 Annual Report and Proxy Statement should I receive?
We are sending only a single set of the 2020 Annual Report and Proxy Statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. Each stockholder will continue to receive a separate proxy card. We will deliver promptly, upon written request or oral request, a separate copy of the 2020 Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents were previously delivered. If you received a single set of these documents for your household for this year, but you would prefer to receive your own copy, you may direct requests for separate copies in the future to the following address: 1051 E. Cary Street, Suite 601, James Center Three, Richmond, VA, 23219, Attention: Thomas E. Messier, Secretary. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
What if I consent to have one set of materials mailed now but change my mind later?
You may withdraw your householding consent at any time by contacting us at the address provided above. We will begin sending separate copies of stockholders communications to you within 30 days of receipt of your instructions.
The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting us at the address provided above.
Other Information
Our 2020 Annual Report accompanies this Proxy Statement. However, the Annual Report forms no part of the material for the solicitation of proxies.

PROPOSAL NO. 1. ELECTION OF DIRECTORS
Our Bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. The Board of Directors has fixed the number of directors at five. All directors are elected for a term of one year and until their successors are elected and qualify. The Board of Directors, upon the recommendation of its nominating and corporate governance committee, has nominated Thomas E. Messier, William R. Elliott, Neil P. Farmer, Charles S. Pearson, Jr. and Timothy P. O’Brien for election at the annual meeting for a term to expire at the annual meeting of stockholders in 2022 and until their successors are elected and qualify.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1.
It is the intention of the proxy holders named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal No. 1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the nominating and corporate governance committee may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.
Nominees for Election
Information is set forth below regarding the principal occupation of each nominee.
Name	Age*	Position
Thomas E. Messier	66	Chairman of the Board, Chief Executive Officer, Secretary and Treasurer
William R. Elliott	70	Vice Chairman of the Board, President and Chief Operating Officer
Neil P. Farmer	64	Independent Director
Charles S. Pearson, Jr.	63	Independent Director
Timothy P. O’Brien	53	Independent Director
Thomas E. Messier, Chairman of the Board and Chief Executive Officer.   Mr. Messier is Chairman & CEO of Medalist Diversified REIT Inc. He is also Co-President of Medalist Fund Manager Inc., the external manager to the Company. Since 2003 he has co-managed the Medalist property portfolios as co-President of our Manager and its predecessor. Prior to 2003, Mr. Messier worked with institutional investors in the fixed income securities industry as a Director of Global Capital Markets with Wells Fargo. Prior to that, he was a Senior Vice President of Capital Markets with Bank of America. Mr. Messier received his BBA from the Terry College of Business at the University of Georgia in 1977. Mr. Messier has been selected to our board of directors because, we believe that as our Chief Executive Officer, he is well positioned to provide essential insight and guidance to our board of directors from the inside perspective of the day-to-day operations of the company. Furthermore, Mr. Messier brings to the board approximately 23 years of experience in capital market transactions and approximately 18 years of experience in commercial real estate and managing real estate private equity funds.
William R. Elliott, Vice Chairman of the Board, President and Chief Operating Officer.   Mr. Elliott has been involved in the commercial real estate industry since 1983. Prior to that he was a civil engineer from 1977 to 1983. Mr. Elliott co-founded the Medalist companies with Mr. Messier in 2003 and is currently co-President of our Manager with Mr. Messier. As co-President of our Manager, Mr. Elliott is involved in sourcing, executing and the management of investment properties. He was formerly Managing Partner of Prudential Commercial Real Estate, former President of Virginia Realty and Development Company and former President of the Central Virginia Region of Goodman, Segar, Hogan, Hoffler. As a commercial real estate professional, he has demonstrated proficiency in transactions including major office buildings, shopping centers, industrial land and facility sales and large mixed-use development land sales. Mr. Elliott is a licensed real estate broker, certified property manager, Vice President of the Institute of Real Estate Management, a Certified Value Engineer and a member of the American Society of Civil Engineers and the Building Owners and Managers Association. Mr. Elliott received his B.S. in Building Construction from Auburn University in 1974. He received his Master’s in Civil Engineering from Virginia Polytechnic Institute in 1977. Mr. Elliott has been selected to our board of directors because, we believe that as our President, he is well positioned to provide essential insight and guidance to our board of directors from the inside perspective of the day-to-day operations of the company. Furthermore, Mr. Elliott brings to the board approximately 35 years of experience in the commercial real estate industry.
Neil P. Farmer, Independent Director.   Mr. Farmer is an independent director being appointed to our board of directors as of April 28, 2017. Mr. Farmer founded Farmer Properties, Inc., a real estate development firm located in Richmond, Virginia in 1983. Mr. Farmer is the President of Farmer Properties with responsibility over the entirety of its real estate development business. He received his B.A. in Government and Foreign Affairs from Hampden-Sydney College in 1978. Mr. Farmer has been in the commercial real estate and residential real estate business for over 30 years, and management believes he provides the Company with real estate expertise gained in his career, especially with regard to renovations and large capital projects.
Timothy P. O’Brien, Independent Director.   Mr. O’Brien serves as Co-Chief Executive Officer of Meridian Senior Living, LLC, a manager of independent, assisted living, memory care, skilled nursing and behavioral health communities and facilities. Mr. O’Brien has been President of Superior Living Foundation, Inc., a Maryland not for profit corporation formed to serve vulnerable populations by providing a variety of housing and health care services since 2018. Mr. O’Brien is a member of the Investment Committee of Book Hill Credit Opportunity Fund II, LLC and Book Hill Credit Opportunity Fund III, LLC, two discretionary opportunistic lending funds. Previously, he was Executive Vice President and Chief Investment Officer of NRF Healthcare Management, LLC (“NRF Healthcare”), the healthcare subsidiary of NorthStar Realty Finance Corp., a NYSE listed REIT. Prior to joining NRF Healthcare’s predecessor, Wakefield Capital Management, Inc. in 2006, Mr. O’Brien served as a Senior Vice President in the real estate investment banking practice of Friedman, Billings, Ramsey & Co., Inc. (“FBR”). At FBR, Mr. O’Brien focused on providing investment banking services and strategic advisory services to public and private companies engaged in real estate, lodging, healthcare, and other asset intensive businesses. Before joining FBR, Mr. O’Brien was an Associate in the Real Estate, Gaming, Lodging and Leisure investment banking practice at Bear, Stearns & Co. Inc. and he was a Portfolio Manager with Lazard Frères Real Estate Investors, LLC. Mr. O’Brien began his investment banking career as an Associate in the real estate investment banking practice of Morgan Keegan & Company, Inc. Mr. O’Brien is a Chartered Financial Analyst and received his M.B.A. from UNC-Chapel Hill in 1997, an M.S.B.A. from the University of Maryland in 2010 and a B.A. in Economics and Business from Randolph-Macon College in 1990, where he has served as a Trustee since 2012.
Board of Directors and Committees
We operate under the direction of our board of directors. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our Manager to manage our day-to-day operations and our portfolio of real estate assets, subject to the supervision of our board of directors.
Our directors must perform their duties in good faith and in a manner each director reasonably believes to be in our best interests. Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.
We have five directors, three of whom our board of directors has determined are independent directors under standards established by the SEC and Nasdaq.
Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed only for cause, and then only by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.
In addition to meetings of the various committees of our board of directors, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.
The Board of Directors held sixteen meetings during 2020. The Board of Directors currently has a standing audit committee, a standing compensation committee, a standing nominating and corporate governance committee and a standing acquisition committee. The directors who serve on these committees, the current Chairman of these committees and the number of meetings these committees, and the Board of Directors, held during 2020 are set forth below:
Board Member	Audit	Compensation	Nominating	Acquisition	Board
Thomas E. Messier					Chairman
William R. Elliott				Chairman	X
Neil P. Farmer	X	Chairman	X	X	X
Charles S. Pearson, Jr.	Chairman	X	X		X
Timothy P. O’Brien	X		Chairman	X	X
Number of Meetings	4	2	2	—	16
Our corporate governance guidelines provide that directors are invited and encouraged to attend our Annual Meeting of stockholders.
Board of Directors Committees
Our board of directors has established a standing audit committee, a standing compensation committee, a standing nominating and corporate governance committee and a standing acquisition committee. The principal functions of these committees are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management.
Audit Committee
The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are:
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to evaluate and approve the services and fees of our independent registered public accounting firm;

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to periodically review the auditors’ independence; and

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to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and the audit and financial reporting process.

The audit committee is comprised of three independent directors. The audit committee also considers and approves the audit and non-audit services and fees provided by the independent public accountants.
Charles S. Pearson, Jr. is the chairman of the audit committee, and he is joined by Neil P. Farmer and Timothy P. O’Brien as members of the audit committee. Our board of directors has determined that all members of the audit committee are independent under standards established by the SEC and Nasdaq.
Our board of directors has determined that Charles S. Pearson, Jr. qualifies as an “audit committee financial expert,” as that term is defined by the applicable SEC regulations and Nasdaq corporate governance listing standards. Our Board of Directors adopted a written charter for the audit committee, which is available on our corporate website at http://www.medalistereit.com.
Compensation Committee
Our compensation committee consists of our two independent directors, and our compensation committee charter details the principal functions of the compensation committee. These functions include:
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reviewing and approving the compensation remitted to our Manager under the Management Agreement;

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reviewing and approving the compensation, if any, of all of our officers who are not employed by the Manager;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans, if any;

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assisting management in complying with our report disclosure requirements; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Neil P. Farmer is the chairman of the compensation committee and he is joined by Charles S. Pearson, Jr. Our Board of Directors adopted a written charter for the compensation committee, which is available on our corporate website at http://www.medalistereit.com.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of three independent directors, and our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee. The nominating and corporate governance committee’s principal duties include identifying individuals qualified to become members of our Board of Directors. When identifying such individuals the nominating and corporate governance committee considers a variety of factors including (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of our Company, and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the nominating and corporate governance committee consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with our Company and independence from management and our Company. The nominating and corporate governance committee may also seek to have the Board consist of directors with diverse backgrounds and experience.
The nominating and corporate governance committee’s other principal duties include the following:
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identifying and recommending to our full board of directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

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developing and recommending to our board of directors’ corporate governance guidelines and implementing and monitoring such guidelines;

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reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;

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recommending to our board of directors’ nominees for each committee of our board of directors;

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annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and Nasdaq Capital Market or another national exchange’s corporate governance listing standards, if applicable; and

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overseeing our board of directors’ evaluation of management.

Timothy P. O’Brien is the chairman of the nominating and corporate governance committee, and he is joined by Charles S. Pearson, Jr. and Neil P. Farmer. Our Board of Directors adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at http://www.medalistereit.com.
Acquisition Committee
Our acquisition committee consists of our three independent directors, and our acquisition committee charter details the principal functions of the acquisition committee. The acquisition committee establishes guidelines for acquisitions and dispositions to be presented to our board of directors and leads the Board in its review of potential acquisitions and dispositions presented by management. The acquisition committee evaluates and approves acquisitions and dispositions with an equity investment of more than $10 million and leads the Board in its review of acquisitions and dispositions that require board approval under the investment guidelines set forth in the Management Agreement. The acquisition committee makes recommendations to the Board and senior management regarding potential acquisitions and dispositions and reviews due diligence reports prepared by management conducted on all potential acquisitions.
William R. Elliott is the chairman of the acquisition committee, and he is joined by Timothy P. O’Brien and Neil P. Farmer. Our Board of Directors adopted a written charter for the acquisition committee, which is available on our corporate website at http://www.medalistereit.com.
Director Independence
Our board of directors currently consists of five members. Our board of directors has determined that two of the five current members do not qualify as “independent” in accordance with Nasdaq Capital Market listing standards because those members are executive officers of the Company. As a result, a majority of our board of directors are independent.
There are no family relationships among any of our directors or executive officers.
Audit Committee Report
In connection with the preparation and filing of Medalist Diversified REIT, Inc.’s (“Medalist”), annual report on Form 10-K for the year ended December 31, 2020, or the annual report:
•
The audit committee of the Board of Directors of Medalist, or the audit committee, has reviewed and discussed the audited consolidated financial statements to be included in the 2020 Annual Report with Medalist’s management and Cherry Bekaert LLP, the Company’s independent registered public accounting firm;

•
Prior to the commencement of the audit, the audit committee discussed with Medalist’s management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the audit committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements;

•
The audit committee has discussed with Medalist’s independent registered public accounting firm, Cherry Bekaert LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board, (“PCAOB”), in Rule 3200T;

•
The audit committee has received the written disclosures and the letter from Cherry Bekaert LLP required by applicable requirements of the PCAOB regarding Cherry Bekaert LLP’s communications with the audit committee concerning independence, and has discussed with Cherry Bekaert LLP the independence of Cherry Bekaert LLP and satisfied itself as to Cherry Bekaert LLP’s independence; and

•
Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors of Medalist that the audited financial statements be included in the annual report.

The audit committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), and the Exchange Act, except to the extent Medalist specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
The Audit Committee of the Board of Directors:
Charles S. Pearson, Jr., Chairman
Neil P. Farmer, Member
Timothy P. O’Brien, Member

Compensation Committee Interlocks and Insider Participation
Neil P. Farmer and Charles S. Pearson, Jr. serve as members of our compensation committee. No member of the compensation committee was at any time after the date of our formation, or currently is, an officer or employee of our company, and no member of the compensation committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. None of our executive officers serves, or in the past has served, as a member of the Board of Directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our compensation committee.
Board Leadership Structure
The Board of Directors is led by Thomas E. Messier, who has served as Chairman of the Board since our inception in 2015 and also serves as our Chief Executive Officer. As Chairman of the Board, Mr. Messier is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. As Chief Executive Officer, Mr. Messier manages our business under the direction of the Board and implements our policies as determined by the Board. Pursuant to our corporate governance guidelines, the Board does not require the role of the Chairman of the Board and Chief Executive Officer to be separated. However, our corporate governance guidelines do require the appointment of a lead independent director if the Chairman of the Board is not an independent director. Our Board has designated Mr. Neil Farmer as the Board’s lead independent director.
Role of our Board of Directors in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from the four standing committees, our audit committee, our compensation committee, our nominating and corporate governance committee and our acquisition committee, each of which addresses risks specific to its respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our nominating and corporate governance committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. Our acquisition committee works with management to assess all risks with investments that fall within specified investment guidelines. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk. In addition, the Board of Directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

PROPOSAL NO. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On June 21, 2021, the audit committee approved the appointment of Cherry Bekaert LLP to serve as our Company’s independent public accounting firm for the fiscal year ending December 31, 2021.
We are asking our stockholders to ratify the appointment of Cherry Bekaert LLP as our independent registered public accountants for our fiscal year ending December 31, 2021. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the appointment of Cherry Bekaert LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee. Even if the appointment is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company. A representative of Cherry Bekaert LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR’’ THE APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.
Audit Fees
The following table presents the aggregate fees billed by Cherry Bekaert LLP for each of the services listed below for the fiscal years ended December 31, 2019 and 2020.
	2019	2020
Audit Fees(1)	$410,815	$297,325
Audit-Related Fees	—	—
Tax Fees(2)	28,240	73,532
All Other Fees	—	14,657
Total	$439,055	$385,514

(1)
Audit fees consist of the aggregate fees billed for professional services rendered by Cherry Bekaert LLP in connection with its audit of our consolidated financial statements, audits required in connection with property acquisitions, and certain additional services associated with our public equity offerings, including reviewing registration statements and the issuance of comfort letters and consents.

(2)
Tax preparation fees consist of the aggregate fees billed for professional services rendered by Cherry Bekaert LLP in connection with the preparation of tax returns for the Company.

(3)
All other fees consist of consulting services provided by Cherry Bekaert LLP in connection with our efforts to identify and select a new accounting system.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X are met. The audit committee charter provides guidelines for the pre-approval of independent auditor services.
PROPOSAL NO. 3. OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with the recommendation of our board of directors or, in the absence of such recommendation, in accordance with the discretion of the proxy holder.
Except as set forth in this section, all shares of common stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the number and percentage owned by each person who, to the knowledge of the Company as of July 2, 2021, is the beneficial owner of more than 5% of the outstanding shares of common stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to warrants or convertible notes are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	Virginia Birth-Related Neurological Injury Compensation Program(2)	1,151,228	7.07%

(1)
Based on 16,052,617 shares of common stock outstanding and 213,531 common units outstanding that are convertible to shares of common stock as of July 2, 2021.

(2)
7501 Boulders View, Suite 210, Richmond, Virginia 23225

The following tables set forth the number and percentage owned as of July 2, 2021 by each of our present directors, each of our present named executives, as defined in “Executive Officer and Director Compensation” below, and each of our named executive officers and directors as a group of our shares of common stock.
This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to vested options, warrants or share appreciation rights are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.
Title of Class	Name of Beneficial Owner(3)	Number of Shares Beneficially Owned	Number of Shares and OP Units Beneficially Owned	Percentage of all Shares(1)	Percentage of all Shares on a Fully Diluted Basis(2)
Common Stock and OP Units	Thomas Messier(4)	127,001	137,639	0.79%	0.85%
Common Stock and OP Units	William Elliott	128,064	138,702	1.78%	1.87%
Common Stock	C. Brent Winn, Jr.	87,487	87,487	0.55%	0.54%
Common Stock	Neil Farmer	47,775	47,775	0.30%	0.29%
Common Stock	Charles Pearson, Jr.	30,495	30,495	0.19%	0.19%
Common Stock	Timothy P. O’Brien	—	—	—	—
	All Named Executive Officers and Directors as a Group	420,822	442,098	2.62%	2.72%

(1)
Based on 16,052,617 shares of common stock outstanding.

(2)
Based on 16,052,617 shares of common stock outstanding and 213,531 common units outstanding that are convertible to shares of common stock as of July 2, 2021.

(3)
The address of each beneficial owner is 1051 E. Cary Street, Suite 601, James Center Three, Richmond, VA, 23219

(4)
Share amount includes shares pledged as security for a personal business loan.

OUR MANAGER AND RELATED AGREEMENTS
Our Manager
We are externally managed and advised by Medalist Fund Manager, Inc., or our Manager, pursuant to a Management Agreement. Two of our officers and two of our directors are also officers of our Manager. Our Manager is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Our Manager will conduct our operations and manage our portfolio of real estate investments. We have no paid employees.
The officers of our Manager are as follow:
Name	Age	Position
Thomas E. Messier	66	Co-Founder and Co-President
William R. Elliott	70	Co-Founder and Co-President
The background and experience of Messrs. Elliott and Messier are described above under “Proposal No.1 — Election of Directors.”
Management Agreement
We have entered into a Management Agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations. The Management Agreement requires our Manager to manage our business affairs in conformity with the investment guidelines and other policies as approved and monitored by our board of directors. Our Manager’s role as Manager is under the supervision and direction of our board of directors. Other than Medalist Fund II, LLC, our Manager does not currently manage or advise any other entities and is not actively seeking new clients in such a capacity, although it is not prohibited from doing so under the Management Agreement.
Management Services
Our Manager is responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with advisory services. Our Manager is responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate.
Term and Termination
The Management Agreement had an initial term through December 31, 2016 and then automatic, annual renewals. The Management Agreement was recently renewed through December 31, 2021. The Management Agreement may be amended or modified by agreement between us and our Manager. Our independent directors will review our Manager’s performance and the fees payable to our Manager under the Management Agreement annually and, following the initial term, the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of the fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior notice of any such termination. Unless terminated for cause as described below, our Manager will be paid a termination fee equal to three times the sum of the management fee and incentive fee earned, in each case, by our Manager during the 12-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter.
We may also terminate the Management Agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which is defined as:

•
our Manager’s continued breach of any material provision of the Management Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•
the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•
any change of control of our Manager which a majority of our independent directors determines is materially detrimental to us;

•
our Manager’s inability to perform its obligations under the Management Agreement;

•
our Manager commits fraud against us, misappropriates or embezzles our funds, or acts, or fails to act, in a manner constituting gross negligence, or acts in a manner constituting bad faith or willful misconduct, in the performance of its duties under the Management Agreement; provided, however, that if any of these actions or omissions is caused by an employee and/or officer of our Manager or one of its affiliates and our Manager takes all necessary and appropriate action against such person and cures the damage caused by such actions or omissions within 30 days of our Manager’s actual knowledge of its commission or omission, the Management Agreement shall not be terminable; and

•
the dissolution of our Manager.

Our Manager may assign the agreement in its entirety or delegate certain of its duties under the Management Agreement to any of its affiliates without the approval of our independent directors, subject to certain caveats.
Our Manager may terminate the Management Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the Management Agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the Management Agreement upon 60 days’ written notice. If the Management Agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.
We may not assign our rights or responsibilities under the Management Agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the Management Agreement and by the terms of such assignment in the same manner as we are bound under the Management Agreement.

Management Fees, Incentive Fees and Expense Reimbursements
Type	Description
Asset Management Fee	We pay our Manager a monthly asset management fee equal to 0.125% of our stockholders’ equity payable in arrears in cash. For purposes of calculating the asset management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from (or equity value assigned to) all issuances of our company’s equity and equity equivalent securities (including common stock, common stock equivalents, preferred stock and OP Units issued by our operating partnership) since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) our company’s retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that our company has paid to repurchase our common stock issued in this or any subsequent offering. Stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in our company’s financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent director(s) and approval by a majority of our independent directors. For the years ended December 31, 2019 and 2020, we incurred $486,042 and $605,414, in asset management fees, respectively.
Property Management Fee	Dodson Properties, an entity in which Mr. Elliott holds a 6.32% interest, wholly owns Shockoe Properties. Shockoe Properties receives an annual property management fee, of up to 3.0% of the monthly gross revenue from any of our properties it manages. The Property Management Fee is paid in arrears on a monthly basis. Shockoe Properties manages our Franklin Square Property and Hanover Square North property, and it may manage additional properties we may acquire.
Acquisition Fee	Our Manager receives an acquisition fee, of 2.0% of the purchase price plus transaction costs, for each Investment made on our behalf at the closing of such Investment, in consideration for our Manager’s assistance in identifying and effectuating the Investment. Our Manager has agreed to defer the payment of half of any acquisition fee it earns until the public trading price of our common stock reaches $5.00 per share as reported on the Nasdaq Capital Market. No acquisition fees were earned or paid during the year ending December 31, 2020. During the year ended December 31, 2019, the Company paid $649,171 in acquisition fees associated with the Ashley Plaza Property, Clemson Best Western Property and Brookfield Center Property acquisitions.
Incentive Fee	Our Manager is entitled to an incentive fee, payable quarterly, equal to an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our Adjusted Funds from Operations (AFFO) (as further defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in our offerings and transactions, multiplied by the weighted average number of all shares of our common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of our common stock and OP Units) in the previous 12-month period, and (B) 7%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous 12-month period.

Type	Description
AFFO is calculated by removing the effect of items that do not reflect ongoing property operations. We further adjust FFO for certain items that are not added to net income in NAREIT’s definition of FFO, such as acquisition expenses, equity-based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtract recurring capital expenditures (and, when calculating the incentive fee only, we further adjust FFO to include any realized gains or losses on our real estate investments). The following example illustrates how we would calculate our quarterly incentive fee in accordance with the Management Agreement. Our actual results may differ materially from the following example.

Assume the following:
•
AFFO for the 12-month period equals $4,000,000;

•
3,000,000 shares of common stock are outstanding and the weighted average number of shares of common stock outstanding during the 12-month period is 3,000,000;

•
weighted average issue price per share of common stock is $10.00; and

•
incentive fees paid during the first three quarters of such 12-month period are $300,000.

Under these assumptions, the quarterly incentive fee payable to our Manager would be $80,000, as calculated below:

1.	AFFO	$4,000,000
2.	Weighted average issue price per share of common stock of $10.00 multiplied by the weighted average number of shares of common stock outstanding of 3,000,000 multiplied by 7%	$2,100,000
3.	Excess of AFFO over amount calculated in 2 above	$1,900,000
4.	20% of the amount calculated in 3 above	$380,000
5.	Incentive fee equals the amount calculated in 4 above less the incentive fees paid during the first three quarters of such previous 12-month period;	$300,000
6.	Quarterly incentive fee payable to our Manager:	$80,000
Pursuant to the calculation formula, if AFFO increases and the weighted average share price and weighted average number of shares of common stock outstanding remain constant, the incentive fee will increase.
Our Manager computes each quarterly installment of the incentive fee within 45 days after the end of the calendar quarter with respect to which such installment is payable and promptly delivers such calculation to our board of directors. The amount of the installment shown in the calculation is due and payable no later than the date which is five business days after the date of delivery of such computation to our board of directors.
We have yet to pay our Manager or accrue any incentive fees.

Liability and Indemnification
Pursuant to the Management Agreement and unless provided otherwise therein, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us (however, to the extent that officers of our Manager also serve as officers of our company, such officers will owe us duties under Maryland law in their capacity as officers of our company, which may include the duty to exercise reasonable care in the performance of such officers’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure). Under the terms of the Management Agreement, our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Management Agreement, except because of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify and hold harmless our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement as determined by a final, non-appealable order of a court of competent jurisdiction, or those incurred in connection with our Manager’s proper release of our company’s money or other property, as set forth in the Management Agreement. Additionally, we have agreed to advance funds to any of the indemnified parties for legal fees and other costs and expenses incurred as a result of any claim, suit, action or proceeding for which indemnification is sought, provided, that such Manager indemnified party undertakes to repay the advanced funds to us in the event it is ultimately determined that indemnification is not appropriate. Our Manager has agreed to indemnify and hold harmless us, our directors and officers, personnel, agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement or any claims by our Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effectuated in violation of our investment guidelines).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transaction Policy
Our board of directors has adopted a written related person transaction policy, for which the audit committee oversees compliance. The purpose of this policy is to describe the procedures used to identify, review and approve any existing or proposed transaction, arrangement, relationship (or series of similar transactions, arrangements or relationships) in which (a) we, our Operating Partnership or any of our subsidiaries were, are or will be a participant, (b) the aggregate amount involved exceeds $120,000, and (c) a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is (i) any person who is, or at any time since the beginning of the current fiscal year was, a director, director nominee, or executive officer of the Company, (ii) any beneficial owner of more than 5% of our stock, or (iii) any immediate family member of any of the foregoing persons.
Under this policy, our audit committee is responsible for reviewing and approving or ratifying each related person transaction or proposed related person transaction. In determining whether to approve or ratify a related person transaction, the audit committee is required to consider all relevant facts and circumstances of the related person transaction available to the audit committee and to approve only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders, as the audit committee determines in good faith. No member of the audit committee is permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person. A copy of our related person transaction policy is available in the Corporate Governance section of our website at http://medalistreit.com.
Related Party Notes
We issued a note to our Manager in exchange for cash in the amount of $183,000 on September 30, 2019 and issued a second note to our Manager in exchange for cash in the amount of $80,000 on October 2, 2019, or $263,000 in the aggregate, to fund a portion of our company’s acquisition of the Brookfield Center Property which closed on October 3, 2019. We also issued a note to our Manager in exchange for cash in the amount of $589,000 on November 29, 2019. The notes were due on demand and beared interest at a rate of 5 percent annually. We paid off these notes in their entirety in February 2020.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Our named executives and their principal offices are the following:
•
Mr. Thomas E. Messier, our Chief Executive Officer, Secretary and Treasurer; and

•
Mr. William R. Elliott, our President and Chief Operating Officer.

•
Mr. C. Brent Winn, Jr., our Chief Financial Officer.

The background and experience of Messrs. Elliott and Messier are described above under “Proposal No.1 — Election of Directors.”
C. Brent Winn, Jr., age 59, is the Company’s Chief Financial Officer as of March 2020. Prior to his appointment as the Chief Financial Officer, Mr. Winn provided chief financial officer services as an independent contractor of the Company beginning in February 2018. During his tenure, Mr. Winn has established the accounting, internal control and financial reporting systems of the Company, managed the financial accounting and reporting for the Company and its subsidiary entities, prepared the quarterly and annual financial statements and other financial elements of quarterly and annual reports and coordinated the annual audit and quarterly reviews. Mr. Winn’s experience in the commercial real estate industry dates to 1987 when he held various positions with CSX Realty, the real estate development and management subsidiary of CSX Corporation, including as an analyst in both the development and asset management groups, and as a manager in the development group. Subsequently, Mr. Winn also held positions in shareholder and investor relations for CSX Corporation. After his tenure with CSX Realty and CSX Corporation, Mr. Winn was a partner in the real estate consulting firms MGT Realty Advisors, Inc. and Realty Advisors, LLC, where he provided investment, development and asset management advisory services to institutional real estate owners. He was formerly the Senior Vice President, CFO and COO of the Virginia Home for Boys and Girls and the chief financial officer of Marz Industries, Inc. Mr. Winn received his B.A. in History from the University of Virginia, Master of Business Administration from the Mason School of Business at the College of William and Mary and a post-graduate degree in Accounting from the Virginia Commonwealth University.
Overview of Compensation Program and Philosophy
Because our Management Agreement provides that our Manager is responsible for managing our affairs, Messrs. Messier and Elliott have not received, nor do we expect they will in the future receive, any cash compensation, pension benefits, perquisites or other personal benefits from us for their services as our officers. We have no arrangements to make cash payments to our named executives upon their termination from service as our officers. Instead, we pay our Manager the fees described under “Our Manager and Related Agreements” above. We may, however, compensate our named executives, other officers and individuals affiliated with our Manager with equity and equity-based awards or other types of awards in accordance with our 2018 Equity Incentive Plan, or the Equity Incentive Plan, intended to align their interests with the interests of our stockholders. Awards that may be granted under our Equity Incentive Plan include options, stock awards, stock appreciation rights, performance units, incentive awards, other stock based awards and any other right or interest relating to stock or cash (collectively referred to herein as “awards”). Our compensation committee will determine if and when any of our named executives, other officers or individuals affiliated with our Manager will receive such awards. Additionally, Messrs. Messier and Elliott are executive officers of our Manager and are compensated by our Manager, in part, for their services rendered to us.
In March 2020, we entered into a Consulting Agreement with an entity affiliated with Mr. Winn pursuant to which Mr. Winn serves as our Chief Financial Officer. We pay Mr. Winn an agreed upon annual fee of $200,000 through his consulting company in addition to any equity-based awards that our compensation committee decides to grant as described above.
Equity-Based Compensation
As discussed above, the compensation committee may, from time to time pursuant to the Equity Incentive Plan, grant our named executives certain equity-based awards. These awards are designed to align the interests of our named executives with those of our stockholders, by allowing our named executives to share in the creation of value for our stockholders through capital appreciation and dividends. These awards provide a further benefit to us by enabling our Manager and its affiliates to attract, motivate and retain talented individuals. We currently do not have any equity ownership requirements or guidelines for our named executives.
We believe our compensation policies are particularly appropriate since we are an externally advised REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and in the growth of dividends and market capitalization. Accordingly, we want to provide incentives to our named executives that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our named executives with the interests of our stockholders since the value our named executives receive from these awards is largely dependent on the value of our common stock, the potential for appreciation of that value and our capability to pay dividends. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our named executives to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.
The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our named executives under our Equity Incentive Plan. The compensation committee does not explicitly set future award levels/opportunities on the basis of what the named executives earned from prior awards. While the compensation committee will take past awards (if any) into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the compensation committee will take into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices of our peers and similarly sized companies, as well as the recommendations of our Manager.
Executive Officer Compensation
We do not currently have any employees. Messrs. Messier and Elliott are employed by our Manager, and Mr. Winn serves as our consultant. We will not reimburse our Manager for compensation paid to Messrs. Messier and Elliott. Officers will be eligible for awards under the Equity Incentive Plan, as described in detail below.
Summary Compensation Table
We do not provide Messrs. Messier and Elliott with any cash compensation or bonus. We do provide Mr. Winn cash compensation as our consultant. We do not provide any named executive officer with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.
The table below summarizes the total compensation paid or awarded to each of our named executive officers for the fiscal years ended December 31, 2020 and 2019.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total
Thomas E. Messier, Chief Executive Officer, Secretary and Treasurer	2020	$—	$—	$180,000	$—	$180,000
	2019	—	—	—	—	—
William R. Elliott, Chief Operating Officer and President	2020	—	—	180,000	—	180,000
	2019	—	—	—	—	—
C. Brent Winn, Jr., Chief Financial Officer(2)	2020	217,070	—	60,000	—	277,070
	2019	166,235	—	—	—	166,235

(1)
The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock awards during the applicable fiscal year under the Company’s equity incentive plan.

(2)
Prior to Mr. Winn’s appointment as the Company’s Chief Financial Officer in March 2020, Mr. Winn was employed by an unaffiliated service provider through which he provided services to the Company as an independent contractor during the period from January 1, 2020 through February 29, 2020 and the full fiscal year ended December 31, 2019. The compensation disclosed in this table reflects the payments Mr. Winn received for his services rendered to the Company for the fiscal years ended December 31, 2019 and 2020.

Director Compensation
Our independent directors receive an annual retainer of 4,000 fully vested shares of our common stock upon election and re-election to our board of directors. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors and any committees. Our directors who are also executive officers will not receive any additional compensation from us for acting as directors. Directors will be eligible for awards under our Equity Incentive Plan, as described in detail below.
The following table sets forth information regarding the compensation paid or accrued by our Company during 2020 to each of our independent directors:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Neil P. Farmer	$—	$29,999	$29,999
Charles S. Pearson, Jr.	—	29,999	29,999
Charles M. Polk, III(2)	—	29,999	29,999
Dianna Raedle(3)	—	29,999	29,999
Mark Mullinix(3)	—	29,999	29,999
	$—	$149,995	$149,995

(1)
The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock awards during the applicable fiscal year under the Company’s Equity Incentive Plan.

(2)
Mr. Polk resigned from the board of directors in June 2021.

(3)
Ms. Raedle and Mr. Mullinix resigned from the board of directors during the year ended 2020.

Equity Incentive Plan Information
Our board of directors has adopted, and our stockholders have approved, the Equity Incentive Plan to attract and retain independent directors, executive officers and other key employees, including officers and employees of our Manager and operating partnership and their affiliates and other service providers, including our Manager and its affiliates. The Equity Incentive Plan provides for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.
Administration of the Equity Incentive Plan
The Equity Incentive Plan is administered by the compensation committee of our board of directors, or the Administrator. In connection with stock splits, dividends, phased-in liquidity and certain other events, the board of directors will make equitable adjustments that it deems appropriate in the aggregate number of shares of our common stock that may be issued under the Equity Incentive Plan and the terms of outstanding awards.
Eligibility
Our employees and members of the board of directors are eligible to participate in the Equity Incentive Plan. In addition, other individuals who provide services to the company or an affiliate of the company, including our Manager, are eligible to participate in the Equity Incentive Plan if the Administrator determines that the participation of such individual is in the best interest of the company.
Share Authorization
The initial aggregate number of shares of our common stock that may be issued under the Equity Incentive Plan is 240,000 shares. If any options or stock appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or are paid in cash without delivery of common stock or if any stock awards, performance units or other equity-based awards are forfeited, the shares of our common stock subject to such awards will again be available for purposes of the Equity Incentive Plan. Shares of our common stock tendered or withheld to satisfy the exercise price of an award or for tax withholding are also available for future grants under the Equity Incentive Plan.
On each January 1st during the term of the Equity Incentive Plan, the maximum number of shares of common stock that may be issued under the Equity Incentive Plan will increase by eight percent (8%) of any additional shares of common stock or interests in our operating partnership we issue in the preceding calendar year. However, no adjustment will be made relative to shares of common stock issued pursuant to the Equity Incentive Plan or upon conversion of interests in our operating partnership to shares of common stock. As of January 1, 2021, the shares available for issuance under the Equity Incentive Plan was 76,849 shares. The maximum number of shares issuable under the Equity Incentive Plan following adjustments is 2,400,000.
Options
The Equity Incentive Plan authorizes the grant of incentive stock options (under Section 422 of the Code) and authorizes the grant of options that do not qualify as incentive stock options. The exercise price of each option will be determined by the administrator, provided that the price cannot be less than 100% of the fair market value of the shares of our stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent stockholder” under Sections 422 and 424 of the Code). Except for adjustments to equitably reflect stock splits, stock dividends or similar events, the exercise price of an outstanding option may not be reduced without the approval of our stockholders. The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value on the date on which the option is exercised, equal to the exercise price, or (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to an individual who is a “ten percent stockholder”). Incentive stock options may only be granted under the Equity Incentive Plan to our employees and employees of our subsidiaries and may only be transferred by will or the laws of descent and distribution to the heirs of the recipient.
Stock Awards
The Equity Incentive Plan also provides for the grant of stock awards. A stock award is an award of shares of our common stock that may be subject to vesting requirements, restrictions on transfer and other restrictions as the administrator determines in its sole discretion on the date of grant. Unless prohibited by the stock award agreement, the stock award may be transferred during the recipient’s lifetime and during the period in which the stock award is forfeitable or otherwise restricted to the recipient’s immediate family, (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such individuals have more than 50% of the beneficial interests. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the administrator may determine. A participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, voting rights and the right to receive distributions. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the participant’s stock award shares, (ii) the Company will retain custody of any certificates and (iii) a participant must deliver a stock power to the Company for each stock award.
Stock Appreciation Rights
The Equity Incentive Plan authorizes the grant of stock appreciation rights. A stock appreciation right provides the participant with the right to receive, upon exercise of the stock appreciation right, cash, shares of our common stock or a combination of the two. The amount that the participant will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the administrator. Stock appreciation rights may be granted in tandem with an option grant or as independents grants. Stock appreciation rights may be transferred by will or the laws of descent and distribution, may be subject to additional restrictions on the transferability of the awarded units, and, unless prohibited by the award agreement, may be transferred to the recipient’s immediate family, (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such individuals have more than 50% of the beneficial interests. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a stock appreciation right granted under the Equity Incentive Plan in tandem with an incentive stock option awarded to an individual who is a “ten percent stockholder.”
Performance Units
The Equity Incentive Plan also authorizes the grant of performance units. Performance units represent the participant’s right to receive an amount, based on the value of a specified number of shares of our common stock, if performance goals or other requirements established by the administrator are met. The administrator will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit. Performance goals may relate to our financial performance, the participant’s performance or such other criteria determined by the administrator. If the performance goals are met, performance units will be paid in cash, shares of our common stock, other securities or property or a combination thereof. Performance units may be transferred by will or the laws of descent and distribution, may be subject to additional restrictions on the transferability of the awarded units, and, unless prohibited by the award agreement, may be transferred to the recipient’s immediate family, (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such individuals have more than 50% of the beneficial interests.
Incentive Awards
The Equity Incentive Plan also authorizes us to make incentive awards. An incentive award entitles the participant to receive a payment if certain requirements are met. The administrator will establish the requirements that must be met before an incentive award is earned and the requirements may be stated with reference to one or more performance measures, or criteria prescribed by the administrator. A performance goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index and may be adjusted for unusual or non-recurring events, changes in applicable tax laws or accounting principles. An incentive award that is earned will be settled in a single payment, which may be in cash, common stock or a combination of cash and common stock. Performance units may be transferred by will or the laws of descent and distribution, may be subject to additional restrictions on the transferability of the awarded units, and, unless prohibited by the award agreement, may be transferred to the recipient’s immediate family, (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such individuals have more than 50% of the beneficial interests.
Other Equity-Based Awards
The administrator may grant other types of stock-based awards as other equity-based awards, including LTIP units, under the Equity Incentive Plan. Other equity-based awards are payable in cash, shares of our common stock or shares or units of such other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator and may include a requirement that objectives stated with reference to one or more performance measures are attained. These awards may be transferred by will or the laws of descent and distribution, may be subject to additional restrictions on the transferability of the awarded units, and, unless prohibited by the award agreement, may be transferred to the recipient’s immediate family, (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such individuals have more than 50% of the beneficial interests.
LTIP units are a special class of partnership interest in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one share of common stock under the Equity Incentive Plan, reducing the Equity Incentive Plan’ aggregate share authorization for other awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP units granted to participants. The vesting period for LTIP units, if any, will be determined at the time of issuance. LTIP units, whether vested or not, will receive the same quarterly per-unit distributions as other limited partnership interests in our operating partnership, or OP units, which distributions will generally equal the per share distributions on shares of our common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our stock awards, which will generally receive full dividends whether vested or not. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in the operating partnership’s valuation from the time of the last revaluation until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of holders of OP units. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP units will realize for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.
Dividend Equivalent Rights
The administrator may grant dividend equivalent rights in connection with the grant of performance units, other equity-based awards and incentive awards granted under the Equity Incentive Plan. Dividend equivalent rights may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been reinvested in shares of our common stock or otherwise reinvested) and may be payable in cash, shares of our common stock or other property or a combination thereof. The administrator will determine the terms of any dividend equivalent rights.
Potential Payments Upon Termination or Change in Control
If we experience a change in control, outstanding options, stock appreciation rights, stock awards, performance units, incentive awards or other equity-based awards (including LTIP units) under the Equity Incentive Plan will automatically become vested. Thus, outstanding options and stock appreciation rights will be fully exercisable on the change in control, restrictions and conditions on outstanding stock awards and other equity-based awards will lapse upon the change in control and performance units, incentive awards and other equity-based awards (including LTIP units) will become earned and nonforfeitable in their entirety on the change in control. The administrator may provide that outstanding awards (all of which will then be vested) will be assumed by the surviving entity or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The administrator may also provide that participants must surrender their outstanding options and stock appreciation rights, stock awards, performance units, incentive awards and other equity based awards (including LTIP units) (all of which will then be vested) in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the change in control transaction, equal to the value received by stockholders in the change in control transaction (or, in the case of options and stock appreciation rights, the amount by which that transaction value exceeds the exercise price) after acceleration of vesting for the change in control.
In summary, a change in control under the Equity Incentive Plan occurs if:
•
a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;

•
there occurs a merger, consolidation, reorganization, or business combination, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent;

•
we (i) sell or dispose of all or substantially all of our assets or (ii) acquire assets or stock of another entity, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent; or

•
during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our Board.

The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a change in control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.
If we experience a change in control, benefits provided under the Equity Incentive Plan could be treated as parachute payments. In that event, the Equity Incentive Plan provides that the benefits under the Equity Incentive Plan, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the participant to receive greater after-tax benefits. The benefits under the Equity Incentive Plan and other plans and agreements will not be reduced, however, if the participant will receive greater after-tax benefits (taking into account the 20% excise tax payable by the participant) by receiving the total benefits. The Equity Incentive Plan also provides that these provisions do not apply to a participant who has an agreement with us providing that the individual is entitled to indemnification or other payment from us for the 20% excise tax or if the participant has an agreement with us providing that the participant cannot receive payments in excess of the safe harbor amount.
Amendment; Termination
Our Board may amend or terminate the Equity Incentive Plan at any time, provided that no amendment may adversely impair the rights of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve, among other things, any amendment that materially increases the benefits accruing to participants under the Equity Incentive Plan, materially increases the aggregate number of shares of our common stock that may be issued under the Equity Incentive Plan (other than on account of stock dividends, stock splits, or other changes in capitalization as described above) or materially modifies the requirements as to eligibility for participation in the Equity Incentive Plan. Unless terminated sooner by our Board or extended with stockholder approval, the Equity Incentive Plan will terminate on the day before the tenth anniversary of the date our Board adopted the Equity Incentive Plan.

Equity Compensation Plan Information
The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our Plan as of December 31, 2020.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance(1)
Equity compensation plans approved by security holders	—	—	65,341
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	65,341

(1)
On each January 1 during the term of the Plan, the maximum number of shares of common stock that may be issued under the Plan will increase by eight percent (8%) of any additional shares of common stock or interests in the Operating Partnership issued in the preceding calendar year. As of January 1, 2021, the shares available for issuance under the plan will adjust to 76,849 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports.
Based solely on a review of the copies of such reports received by the Company and on written representations from certain reporting persons that no reports were required, or if required, such reports were filed on a timely basis for those persons, the Company believes that reports, other than eight reports, were filed on a timely basis by all directors and executive officers in 2020. Each of our current directors, Messrs. Messier, Elliott, Farmer, Pearson and Polk, each of our directors who resigned in 2020, Mr. Mullinix and Ms. Raedle, and our chief financial officer, Mr. Winn, filed one untimely report on Form 4 to report a single transaction. Such reports were for stock grants that occurred on May 27, 2020.
STOCKHOLDER PROPOSALS AND NOMINATIONS
Under rules promulgated by the SEC and in accordance with our Bylaws, holders of shares of common stock who desire to submit proposals for inclusion in our proxy statement for our 2022 annual meeting of stockholders (the “2022 Annual Meeting”), subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of our Company by April 19, 2022.
Our Bylaws provide that nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at our 2022 Annual Meeting by any stockholder of our Company who was a stockholder of record both at the time of giving of notice by the stockholder and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with our advance notice Bylaw requirements. For any nomination or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary and any such other business must otherwise be a proper matter for action by the stockholders. To be timely for our 2022 Annual Meeting, a stockholder’s notice must set forth all information required under our Bylaws and must be delivered to the Secretary at our principal executive office not earlier than April 19, 2022 nor later than May 19, 2022; provided, however, that in the event that the date of our 2022 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of our 2021 Annual Meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of our 2022 Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. In the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement.
In addition to our Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder. Our Bylaw provisions do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our Proxy Statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
ANNUAL REPORT ON FORM 10-K
Our 2020 Annual Report was filed with the SEC on March 11, 2021 and March 31, 2021. A copy of the 2020 Annual Report filed with the SEC, exclusive of the exhibits thereto, may be obtained from us, without charge, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to our Company, at our address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on June 25, 2021.
By order of the Board of Directors
/s/ Thomas E. Messier

Thomas E. Messier
Chief Financial Officer, Secretary and Treasurer
July 2, 2021

VOTE ON INTERNETGo to http://www.vstocktransfer.com/proxyClick on Poroxy Voter Login and log-on usingthe below control number.CONTROL #VOTE BY MAILMark, sign and date your proxy card andreturn it in the envelope we have provided.VOTE BY E-MAILMark, sign and date your proxy card and* SPECIMEN * send it to vote@vstocktransfer.com.1 MAIN STREETANYWHERE PA 99999-9999 VOTE BY FAXMark, sign and date your proxy card and faxit to 646-536-3179.VOTE IN PERSONIf you would like to vote in person, pleaseattend the Annual Meeting that will be held onSeptember 16, 2021 at 10:00 a.m. EDT atour corporate office, located at 1051 E. CaryStreet, Suite 601, James Center Three,Richmond, VA, 23219Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope, or via Fax.Annual Meeting Proxy Card - Medalist Diversified REIT, Inc.DETACH PROXY CARD HERE TO VOTE BY MAILTHE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.(1) Election of Directors:WITHHOLD AUTHORITY TO VOTE FORALL NOMINEES LISTED BELOWFOR ALL NOMINEES LISTED BELOW(except as marked to the contrary below)INSTRUCTION:TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKEA LINE THROUGH THE NOMINEES' NAMES BELOW:01 Thomas E. Messier 02 William R. Elliott 03 Neil P. Farmer04 Charles S. Pearson, Jr. 05 Timothy P. O'Brien(2) To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for thefiscal year ending December 31, 2021.VOTE FOR VOTE AGAINST ABSTAINDate Signature Signature, if held jointly________________ ________________________ ________________________Note: When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to thecontrary and furnished with a copy of the instrucment or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give fulltitle as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.To change the address on your account, please check the box at right and indicate your new address.* SPECIMEN * AC:ACCT9999 90.00

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.MEDALIST DIVERSIFIED REIT, INC.ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ONSeptember 16, 2021Medalist Diversified REIT, Inc.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned stockholder of Medalist Diversified REIT, Inc., hereby appoints Thomas E. Messier as proxy and attorney-in-fact, with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of Medalist Diversified REIT, Inc., to be held on September 16, 2021, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated below and otherwise in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the notice of Annual meeting of stockholders, and of the accompanying proxy statement, which is hereby incorporated by reference. The undersigned hereby revokes any proxy heretofore given with respect to such meetingTHIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, AND FOR THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2021.To change the address on your account, please check the box at right and indicate your new address in the space above. □(Continued and to be signed on Reverse Side)